Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cyan, Inc. 2006 Stock Plan and the Cyan, Inc. 2013 Equity Incentive Plan of our report dated February 19, 2013, with respect to the consolidated financial statements of Cyan, Inc. included in the Registration Statement (Form S-1 No. 333-187732) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

May 8, 2013